Exhibit (p)(3)

CODE OF ETHICS

Introduction

High ethical standards are essential for the success of the Advisor and to maintain the confidence of clients and investors in the investment funds managed by the Advisor. The long-term business interests of the Advisor are best served by adherence to the principle that the interests of clients come first. Supervised Persons have a fiduciary duty to clients to act solely for the benefit of clients and investors. Each Supervised Person should put the interests of clients before his own personal interests and should act honestly and fairly in all respects in dealings with clients. All Supervised Persons should also comply with all federal securities laws. In recognition of the fiduciary duty of the Advisor to its clients and the desire of the Advisor to maintain high ethical standards, the Advisor has adopted this Code of Ethics containing provisions designed to prevent improper personal trading, to identify conflicts of interest, and to provide a means to resolve any actual or potential conflicts in favor of the clients of the Advisor.

Adherence to this Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment. If a Supervised Person has any doubt as to the propriety of any activity, he should consult the Compliance Officer, who is charged with the administration of this Code of Ethics. In addition, if a Supervised Person becomes aware of any activity that may be a violation of this Code of Ethics, he will promptly report the activity to the Compliance Officer.

Definitions

An “Access Person” of the Advisor is any Supervised Person who (1) has access to nonpublic information regarding the purchase or sale of securities by a client or nonpublic information regarding portfolio holdings of any client account or (2) is involved in making securities recommendations to clients or has access to such recommendations that are nonpublic. As a matter of best practices, the Advisor considers each Supervised Person to be an Access Person.

“Beneficial Ownership” means having or sharing the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject security. An Access Person is deemed to have Beneficial Ownership of any security held by any member of his immediate family sharing the same household or held by a corporation or partnership that he controls.

“Reportable Security” means a security as defined in section 202(a)(18) of the Advisers Act and includes any derivative, commodities, options, or forward contracts relating thereto. The term does not include (1) direct obligations of the United States government, (2) bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements, (3) shares issued by registered open-end investment companies (such as mutual funds), and (4) shares issued by unit investment trusts that are invested in one or more open-end funds. Shares of exchange-traded funds are deemed

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to be Reportable Securities because these funds are often structured as closed-end investment companies.

Application of Code of Ethics

This Code of Ethics applies to all personal accounts of each Access Person. A personal account includes (1) any personal securities account over which an Access Person has any direct or indirect influence or control, including any joint or tenant-in-common securities account in which he is a participant, (2) any securities account of any spouse, domestic partner, minor child, or other family member of the Access Person sharing the same household, (3) any securities account over which the Access Person acts as trustee, executor, or custodian or has similar powers of attorney for the benefit of the Access Person or his spouse, minor child, or other family member sharing the same household, and (4) any other securities account of which the Access Person has Beneficial Ownership, directly or indirectly, such as an investment club, and over which he has direct or indirect influence or control.

Restrictions on Personal Investing Activities

General. Each Access Person is responsible for ensuring that a particular securities transaction being considered for his personal accounts is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with this Code of Ethics.

Preclearance of Transactions in Personal Accounts. An Access Person should obtain the prior written approval of the Compliance Officer before engaging in any transaction in his personal accounts in limited offerings, including offerings of securities of private investment funds such as hedge funds, and initial public offerings. The Compliance Officer may approve the transaction if he concludes that the transaction would comply with the provisions of this Code of Ethics and is not likely to have any adverse economic impact on the clients of the Advisor. An Access Person may request preclearance by submitting a preclearance request in the form attached as Attachment A to this appendix to the Compliance Officer in advance of the contemplated transaction. Approval remains in effect through the end of the trading day. Notwithstanding the foregoing, a preclearance related to an initial public offering or a private placement is valid for thirty days, and no additional preclearance is necessary when scheduled capital calls are made in a private placement.

Exceptions from Preclearance Provisions

In recognition of the involuntary nature of certain transactions, this Code of Ethics contains an exception to the preclearance requirements for purchases or sales that are nonvolitional on the part of the Access Person, such as purchases that are made pursuant to a merger, tender offer, or exercise of rights. The restrictions and reporting obligations of the Code of Ethics continue to apply to any transaction exempted from preclearance.

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Service on Boards of Directors; Other Business Activities

An Access Person may not serve as a director or in a similar position or as a member of a credit committee of any for-profit company unless the Access Person has received written approval from the Compliance Officer. Authorization will be based upon a determination that service is not inconsistent with the interest of any client of the Advisor. At the time that an Access Person initially reports his securities holdings, he will submit to the Compliance Officer a description of any for-profit business activities other than those of the Advisor in which the Access Person engages. Each Access Person will notify the Compliance Officer when his other for-profit business activities change.

Gifts

An Access Person is prohibited from using his position at the Advisor to obtain an item of value from any person or company that does business with the Advisor. Access Persons are prohibited from accepting any gift of unreasonable excess value from any person or company that does business with the Advisor or a private investment fund managed by the Advisor. Any gift reasonably valued at over $250 should be reported to the Compliance Officer. Unsolicited business entertainment, including meals or tickets to cultural and sporting events, is not considered a gift so long as it is not so frequent or of such high value as to raise a question of impropriety and the person providing the entertainment is present at the event.

Management of Non-Advisor Accounts

Access Persons are prohibited from managing accounts for third parties who are not family members of the Access Person or the clients of the Advisor and from serving as trustees for third parties, unless the Compliance Officer clears the arrangement in advance and finds that the arrangement will not harm any client. The Compliance Officer may require the Access Person to report transactions for such accounts and may impose such conditions or restrictions as are warranted under the circumstances.

Reporting

Account Statements. Upon commencing employment, each Access Person will supply the Compliance Officer with the periodic statements relating to his personal accounts beginning with the calendar month most recently ended for which a statement for the relevant account was generated.

Report of Securities Holdings and Transactions. Each Access Person will, within ten days after commencing employment with the Advisor and within thirty days following the end of each calendar quarter thereafter, submit a report of securities holdings and transactions in the form attached as Attachment B to this appendix. The report should be dated the day that the Access Person submits it and should contain information that is current, to the extent possible, as of a date no more than forty-five days prior to (1) for the initial report, the date on which the

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person became an Access Person or (2) for each subsequent report, the date on which it is submitted.

Quarterly Transaction Report. Each Access Person will submit to the Compliance Officer a quarterly transaction report in the form attached as Attachment C to this appendix with respect to any transaction that involves a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership, if the transaction is effected outside of a securities account as to which the Compliance Officer is receiving account statements. An Access Person will submit any required quarterly transaction report no later than thirty days after the end of the calendar quarter in which the transaction occurred. A separate report is required for each transaction that is required to be reported.

New Accounts. Each Access Person will notify the Compliance Officer no later than on his next report of personal securities holdings and transactions if he opens any new account in which any securities are held with a broker-dealer or bank or if he moves an existing account to a different broker-dealer or bank.

Exceptions to Reporting Requirements. An Access Person need not submit any report with respect to securities held in accounts over which the Access Person has no direct or indirect influence or control, so long as the Compliance Officer is provided with a written representation from the Access Person to that effect, or transaction reports with respect to transactions effected pursuant to an automatic investment plan. An automatic investment plan is a program, including a dividend reinvestment plan, in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

Recordkeeping

The Compliance Officer will keep in an easily accessible place for at least five years this Code of Ethics, all periodic statements and reports of Access Persons, all preclearance forms, records of violations and actions taken as a result of violations, and acknowledgments and other memoranda relating to the administration of this Code of Ethics.

Oversight of Code of Ethics

Acknowledgment. The Compliance Officer will distribute this Code of Ethics to all Access Persons. The Compliance Officer will also distribute promptly all amendments to this Code of Ethics. All Access Persons are required annually to acknowledge their receipt of this Code of Ethics by signing the form of acknowledgment attached as Attachment D.

Review of Transactions. The transactions of each Access Person in his personal accounts will be reviewed on a regular basis by the compliance consultant. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the Compliance Officer.

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Sanctions. The Compliance Officer, with the advice of legal counsel if appropriate, will consider reports made to him and, upon determining that a violation of this Code of Ethics has occurred, may impose sanctions or remedial action as he deems appropriate or to the extent required by law. These sanctions may include, among other things, disgorgement of profits and suspension or termination of employment.

Authority to Exempt Transactions. The Compliance Officer has the authority to exempt any Access Person or any personal securities transaction of an Access Person from any or all of the provisions of this Code of Ethics if the Compliance Officer determines that an exemption would not be against any interests of a client and would be in accordance with applicable law. The Compliance Officer will maintain a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

Confidentiality

All reports of personal securities transactions and any other information filed pursuant to this Code of Ethics will be treated as confidential to the extent permitted by law.

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Attachment A

REQUEST FOR APPROVAL OF PERSONAL TRADING ACTIVITY

To Be Completed by Supervised Person and Signed by Compliance Officer

Before Proposed Trade

Approval Valid for Day of Trade Only*

Date of request: _______________________________________________________________

Name of Supervised Person: ______________________________________________________

Trade date: ___________________________________________________________________

Issuer: _______________________________________________________________________

Title of security: _______________________________________________________________

Quantity: _____________________________________________________________________

Purchase or sale: _______________________________________________________________

Private placement ☐ or initial public offering ☐

Signature of Supervised Person: ___________________________________________________

Signature of Compliance Officer: __________________________________________________

Date of approval: ______________________________________________________________

*	Notwithstanding the foregoing, a preclearance related to an initial public offering or a private placement is valid for thirty days, and no additional preclearance is necessary when scheduled capital calls are made in a private placement.
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Attachment B

REPORT OF PERSONAL SECURITIES HOLDINGS AND TRANSACTIONS

Personal Securities Accounts. In accordance with the Code of Ethics of Infrastructure Capital Advisors, LLC (“Infrastructure”), following is a list of all of securities accounts held by broker-dealers or banks that would be considered personal accounts (as described below) of mine. If none, so indicate.

Broker-Dealer or Bank	Name of Account	Account Number

I understand that, for purposes of the Code of Ethics, a “personal account” includes (1) any personal securities account over which I have any direct or indirect influence or control, including any joint or tenant-in-common securities account in which I am a participant, (2) any securities account of any of my spouse, domestic partner, minor child, or other family member sharing the same household, (3) any securities account over which I act as trustee, executor, or custodian or have similar powers of attorney for the benefit of myself or my spouse, minor child, or other family member sharing the same household, and (4) any other securities account of which I have Beneficial Ownership (as defined below), directly or indirectly, such as an investment club, and over which I have direct or indirect influence or control. For these purposes, “Beneficial Ownership” means having or sharing the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject security. I understand that I am deemed to have Beneficial Ownership of any security held by any member of my immediate family sharing the same household or held by a corporation or partnership that I control. Nothing in this report should be construed as an admission that I have Beneficial Ownership of any particular securities.

Reportable Securities. In accordance with the Code of Ethics of Infrastructure, following is a list of all Reportable Securities (as defined below) of which I may have or may be deemed to have Beneficial Ownership as of the last day of the calendar month most recently ended. This list includes but is not limited to securities held by a broker-dealer, bank, or other custodian, at my home, in a safe deposit box, and by an issuer. If none, so indicate.

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Quantity	Issuer	Title and Type	Ticker or CUSIP

I understand that, for purposes of the Code of Ethics, “Reportable Securities” include any securities except (1) direct obligations of the United States government, (2) bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements, (3) shares issued by registered open-end investment companies (such as mutual funds), and (4) shares issued by unit investment trusts that are invested in one or more open-end funds. Shares of exchange-traded funds are Reportable Securities.

In lieu of completing the second box above with respect to some or all of my Reportable Securities, I certify that I have attached to this report or that I have previously arranged to be provided to the Compliance Officer of Infrastructure copies of periodic account statements for all of my personal accounts that the Code of Ethics requires me to report. Except as noted in the second box on the preceding page, I certify that there are no Reportable Securities of which I may have or may be deemed to have Beneficial Ownership that are not shown on an attached account statement or an account statement previously arranged to be provided to the Compliance Officer of Infrastructure Capital Advisors, LLC .

Transactions in Reportable Securities. I certify that I have submitted a quarterly transaction report in the form attached as Attachment C to the Code of Ethics for each transaction in Reportable Securities that is not shown in an attached account statement or an account statement previously arranged to be provided to the Compliance Officer of Infrastructure.

Reviewed by: _______________________

Date: _____________________________

Exceptions noted:   ‰ No    ‰ Yes

If yes, describe: _______________________

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___________________________________

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Signature

___________________________________

Print Name

___________________________________

Date

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Attachment C

QUARTERLY TRANSACTION REPORT

For Quarter Ended _____________, 201__

Only for Trades Outside Reported Securities Accounts

Separately Report Each Transaction

In accordance with the Code of Ethics of Infrastructure Capital Advisors, LLC, the following describes a reportable securities transaction in which I have a pecuniary interest that was effected other than through a securities account maintained with a broker-dealer or a bank for which I have provided, or have arranged for the Compliance Officer to receive, duplicate statements. Nothing in this report should be construed as an admission that I beneficially own these securities.

Date of transaction: ____________________________________________________________

Issuer of security: ______________________________________________________________

Title of security: _______________________________________________________________

Quantity of security: ____________________________________________________________

Type of security (e.g., stock or bond): _______________________________________________

Interest rate and maturity date of security, if any: _______________________________________

Ticker or CUSIP, if any: _________________________________________________________

Nature of transaction (e.g., purchase or sale): ________________________________________

Price at which effected: _________________________________________________________

Participating broker-dealer or bank, if any: __________________________________________

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Signature

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Print Name

___________________________________
Date

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Attachment D

ANNUAL CERTIFICATION

I am familiar with the most recent version of the Compliance Manual of Infrastructure Capital Advisors, LLC, and I have read and agree to continue to comply with the Compliance Manual. I confirm that, since the date of my employment by or association with XXX or the date of my most recent certification, whichever is later:

1. I have complied fully with all applicable federal and state laws and regulatory requirements and with the policies and procedures contained in the Compliance Manual.

2. I have not become aware of any acts or omissions by other Infrastructure Capital Advisors, LLC personnel that would violate the policies and procedures contained in the Compliance Manual. I have not witnessed, nor have I been the victim of, any discrimination or disrespect that reasonably appears to be based on race, color, creed, religion, gender, age, national origin, disability, military veteran status, political affiliation, or sexual orientation. I will notify the Compliance Officer immediately if these statements would be untrue if made as of a later date.

3. As of the date below, I am not the subject of (a) any investigation or proceeding (including being named as a respondent or defendant) by any governmental entity or securities industry self-regulatory organization, including any request for testimony before such an entity or organization, (b) any refusal of registration, injunction, censure, fine, suspension, expulsion, or disciplinary action by a governmental entity or securities industry self-regulatory organization, (c) any charge under any provision of any securities law, regulation, or standard of conduct, (d) any arrest, summons, subpoena, arraignment, indictment, or conviction of any criminal felony or misdemeanor offense, or (e) any securities or commodities-related customer complaint, civil litigation, or arbitration. As of the date below, I have not failed in a business, made a compromise with creditors, filed a bankruptcy petition, or declared bankruptcy. I will notify the Compliance Officer immediately if these statements would be untrue if made as of a later date.

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4. I have provided, or have arranged for the Compliance Officer to receive, duplicate copies of periodic account statements for all of my personal securities accounts to the extent required by the Code of Ethics. I have notified the Compliance Officer of the opening or closing of any personal securities accounts. I have obtained preclearance for all securities transactions that require preclearance, including initial public offerings, private placements, and other limited offerings. I have disclosed all personal securities transactions that are required to be disclosed and have reported all holdings in my personal accounts.

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Signature

___________________________________
Print Name

___________________________________
Date

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